-------------------------

                            ASSET PURCHASE AGREEMENT

                            -------------------------

                          DATED AS OF FEBRUARY 20, 1997

                                      AMONG

                         SWIFT TRANSPORTATION CO., INC.

                                       AND

                              DIRECT TRANSIT, INC.

                                       AND

                               CHARLES G. PETERSON

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS AGREEMENT, made this 20th day of February, 1997, by and among Direct Transit, Inc., an Iowa corporation ("Seller"), Charles G. Peterson, the sole shareholder of Seller ("Peterson"), and Swift Transportation Co., Inc., an Arizona corporation ( "Swift" or "Purchaser");

                                   BACKGROUND

         A. Seller is engaged, among other areas, in business as a motor carrier (the "Seller's Business" or the "Business") and desires to sell to Purchaser certain assets of Seller's business and to continue its corporate existence for other legitimate purposes following the sale. Peterson is the sole owner, of record and beneficially, of all of Seller's issued and outstanding capital stock and will benefit from a sale of the Business to Purchaser.

         B. Purchaser, together with its subsidiaries and operating affiliates (collectively "Purchaser") is engaged, in substantial part, in business as a motor carrier and transportation logistics provider (the "Purchaser's Business") and desires to purchase certain assets of Seller's Business.

         C. Seller is currently operating as a debtor-in-possession under the protection of a proceeding filed under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), Case No. 96-52691XS (the "Bankruptcy Case") in the United States Bankruptcy Court for the Northern District of Iowa (the "Bankruptcy Court").

         D. Seller intends to file an Amended Plan of Reorganization (the "Amended Plan") which would, if confirmed by the Bankruptcy Court, allow the Purchaser to purchase from Seller the Assets (as hereinafter defined).

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE
                                -----------------

         1.1 Agreement to Sell. At the Closing (as defined in Article II) and except as otherwise specifically provided in Section 1.3.2 hereof, and in reliance on the representations, warranties and covenants of Purchaser contained herein, Seller shall sell, convey, assign, transfer and deliver to Purchaser or its nominee, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to the Assets (as defined below), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, whether in rem or in personam, pursuant to ss.ss.363, 1123(b)(4), 1129 and 1141(c) of the Bankruptcy Code.

         1.2 Agreement to Purchase. Upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller and

Peterson contained herein, Purchaser shall, at Closing, purchase the Assets from Seller in exchange for the Purchase Price (defined in Section 1.4 hereof).

         1.3 Description of Assets; Excluded Assets.
             ---------------------------------------

                  1.3.1    Assets to Be Acquired.

                           (a)  The  machinery,   equipment,   tools,  vehicles,
furniture, furnishings, leasehold improvements, goods, and other tangible personal property of Seller, including, but not limited to, those items which are listed on Seller's September 30, 1996 Balance Sheet attached hereto as Exhibit A (the "September 30 Balance Sheet") under the category of "Equipment" and as listed on the September 30 Balance Sheet as Revenue Equipment, Shop and Garage Equipment, Furniture, and Office Equipment, with an aggregate book value, as reflected on the September 30 Balance Sheet in the amount of One Million Four Hundred Sixty-Six Thousand Five Hundred Ninety-One Dollars ($1,466,591), some of which, but not all of which, items of Equipment are set forth on Schedule 1.3.1(a) attached hereto;

                           (b) All  parts,  fuel,  tires and oil and other  like
items comprising the inventories of Seller, as well as all office supplies, including, but not limited to, all items of inventories and supplies set forth on the September 30 Balance Sheet under the category of Inventory, which Inventory has a book value reflected on the September 30 Balance Sheet of Three Hundred Two Thousand One Hundred Sixteen Dollars ($302,116). The Inventory and supplies to be acquired by Purchaser are located in Seller's terminals in North Sioux City, South Dakota, Moosic, Pennsylvania and Portage, Indiana.

                           (c)  All  computer   equipment,   computer   software
(including documentation and related object and source codes) of Seller, including, but not limited to, those items listed on Schedule 1.3.1 (c) hereto;

                           (d) All  methods,  formulations,  data  bases,  trade
secrets,  know-how,  and  other  intellectual  property  used  in  the  Seller's
Business;

                           (e) All Seller's rights under any trademark,  service
mark, trade name or copyright, whether registered or unregistered, and any applications therefor, including the name "Direct Transit," all telephone numbers and telecopier numbers, as well as all other intangible assets;

                           (f) All  Seller's  rights  under any  written or oral
contract, agreement, warranty, maintenance agreement, lease, plan, instrument, advertising, listing, registration, license, operating authority, certificate of occupancy, permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

                           (g) All rights  under  express or implied  warranties
relating to the Assets;

                           (h) The driver,  customer and supplier lists shown on
the attached Schedule 1.3.1 (h) updated, as appropriate, at the Closing; and

                           (i) All  Insurance  Proceeds  (as  defined in Section
4.3.1 of the Rolling Stock Acquisition Agreement) for Rolling Stock belonging to Equipment Lessors who elect the application of Section 4.3 of the Rolling Stock Acquisition Agreement.

                  1.3.2 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include any of the following (collectively, the "Excluded Assets"):

                           (a)   The   corporate    seals,    certificates    of
incorporation, minute books, stock books, tax returns, books of account or other records having to do solely with the corporate organization of Seller;

                           (b) The rights  which accrue or will accrue to Seller
under this Agreement;

                           (c) Cash or cash equivalents, accounts receivable for
services or goods provided by Seller prior to the Closing Date and accounts receivable from Seller's employees, insurance refunds, miscellaneous receivables, and note receivables;

                           (d) All life  insurance  policies  owned by Seller on
the life of Peterson;

                           (e) The  assets,  properties  or rights  set forth on
Schedule 1.3.2 (e) hereto; and

                           (f) All  causes of action of  Seller,  including  all
actions arising after the commencement of the Bankruptcy Case under Chapter 5 of the Bankruptcy Code.


         1.4 Purchase Price, Payment, Allocation, Liabilities.
             -------------------------------------------------

                  1.4.1 Purchase Price. Assuming the accuracy of the warranties and representations in Article III, and subject to any adjustments under Section
1.4.3 hereof, the purchase price to be paid for the Assets (the "Purchase Price") shall be equal to Three Million Dollars ($3,000,000) and shall be allocated among the Assets as set forth below:

                          ALLOCATION OF PURCHASE PRICE

--------------------------------------------|-----------------------------------
     o  Equipment (machinery,               |             $1,466,591
equipment, tools, vehicles, furniture,      |
furnishings, leasehold improvements, goods  |
and other tangible personal property) as    |
described in Section 1.3.1 (a)              |
--------------------------------------------|-----------------------------------
     o  Supplies and inventories            |             $302,116
described in Section 1.3.1 (b)              |
--------------------------------------------|-----------------------------------

--------------------------------------------|-----------------------------------
     o  Computer equipment,                 |             $331,293
software and other technology assets        |
described in Section 1.3.1 (c)              |
--------------------------------------------|-----------------------------------
     o  Trade names, copyright and          |             $200,000
other intangible assets described in Section|
1.3.1 (e)                                   |
--------------------------------------------|-----------------------------------
     o  Book of Business' including         |             $700,000
driver, customer and supplier lists,        |
operating rights,  technologies,  and other |
intellectual property as described in       |
Sections 1.3.1 (f), (g) and (h)             |
--------------------------------------------|-----------------------------------
     o  Non-Competition Agreement           |             $100,000
with Seller                                 |
--------------------------------------------|-----------------------------------
                                            | Total:                 $3,000,000
============================================|===================================

                  Seller and Purchaser each hereby covenant and agree that they will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.4.1.

                  1.4.2 Payments; No Assumption of Liabilities.

                           (a) On the Closing Date,  Purchaser  shall pay to the
Escrow Agent under an Escrow Agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"), on account of the Purchase Price, the amount of Three Million Dollars ($3,000,000) (the "Escrowed Amount"). The Escrow Agreement shall provide that of the Escrowed Amount, One Million Dollars ($1,000,000) (the "$1 Million Hold Back") shall be held for six months following the Closing Date (the "Six Month Period") as security for any adjustments to the Purchase Price to be made pursuant to Section 1.4.3 below as well as any setoffs made pursuant to Section 6.3 below. After the expiration of the Six Month Period, the balance of the $1 Million Hold Back shall be released to Seller. The Escrow Agreement shall further provide that the full Escrowed Amount less the $1 Million Hold Back shall be released to Seller upon entry of a final, non-appealable Plan Confirmation Order in a form reasonably satisfactory to Purchaser pursuant to Section 7.10 below which adequately addresses Purchaser's concerns as to successor liability claims relating to the operation of Seller's Business prior to the Closing Date, including, but not limited to, tort claims, contract claims, tax liabilities and environmental liabilities ("Successor Liability Claims"). In the event that a final, nonappealable Plan Confirmation Order is not entered as provided above, the Escrowed Amount shall continue to be held in escrow for the Six Month Period until the parties have agreed (or if no agreement is forthcoming, the Court has decided) upon a sufficient reserve from the Escrowed Amount in order to satisfy, discharge or contest Successor Liability Claims asserted prior to the expiration of the Six Month Period.

                           (b) At the  Closing,  in  consideration  of Peterson,
Sandra Peterson, Jason Peterson and Chad Peterson (collectively the "Petersons") entering into a restrictive covenant agreement with Seller in the form attached hereto as Exhibit C (the "Peterson Agreement"), described in Section 5.1.14 below, Seller shall pay to the Petersons (or their assignees) the sum of One Million Forty-Five Thousand Dollars ($1,045,000), hereinafter referred to as the "Covenant Payment." In addition to the Peterson Agreement, Seller shall execute a Noncompetition Agreement between Purchaser and Seller in the form attached hereto as Exhibit D (the "Seller Noncompete Agreement").

                  1.4.3 Adjustment to Purchase Price. The $1,000,000 Hold Back shall be held in escrow during the Six Month Period in order to ensure that all of the Assets are transferred to Purchaser, that such Assets are in operable condition, and that all representations, warranties, covenants and agreements of Seller have been satisfied and/or are true and correct in all material respects. In the event that any of the Assets are not conveyed to Purchaser or are conveyed to Purchaser in an inoperable condition, or if Purchaser has suffered damages as a result of the material breach or inaccuracy of the representations, warranties, covenants and agreements of Seller contained in this Agreement or any exhibit or schedule thereto, then the Purchaser shall so notify Seller of any such missing assets, defects or damages, in writing, prior to the expiration of the Six Month Period. Unless disputed by Seller, the Purchase Price shall be reduced by the book value (as reflected on the September 30 Balance Sheet and any supplemental schedules thereto, without taking into consideration any accumulated depreciation) of any Asset not so conveyed or in an inoperable condition as of the Closing and/or the amount of damages suffered by Purchaser arising from the breach or inaccuracy of the representations, warranties, covenants and agreements of Seller. The Escrow Agreement shall provide that in the event of a reduction in the Purchase Price under this Section 1.4.3, the Escrow Agent shall release to the Purchaser from the $1 Million Hold Back an amount equal to the reduction in the Purchase Price. Notwithstanding the above, prior to any adjustment, the book value of the Equipment and Inventory actually transferred to Purchaser at Closing must vary by at least 10% from the book value of such Equipment and Inventory as reflected on the September 30 Balance Sheet (without regard to accumulated depreciation), and any adjustment to the Purchase Price shall only be made to the extent such variance exceeds 10% of such book value.

                  1.4.4 No Assumption of Liabilities. Except with respect to the acquisition of certain tractors and trailers (the "Rolling Stock") to be acquired from certain of Seller's equipment lessors (the "Equipment Lessors") as discussed in greater detail in Section 1.5 below, Purchaser shall not assume or be responsible for any other Liability of Seller or Peterson, whether accrued before or after the Closing Date. For purposes of this Agreement, the term "Liability" or "Liabilities" shall include, without limitation, any direct or indirect indebtedness, guarantee, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, matured or unmatured, absolute or contingent, whether arising under contract, tort, or by statute. Without limiting the breadth and generality of the foregoing, Purchaser shall not assume or incur any Liability in respect to any of the following:

                           (a)  Liabilities  to any of  Seller's  or  Peterson's
creditors for deficiencies following the sale, return or other disposition of any assets, including, but not limited to, the Rolling Stock, which are subject to their respective security interests;

                           (b) Any product liability,  cargo liability,  vehicle
accident, premises liability, or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, and any claim seeking recovery for consequential damage, lost revenue or income;

                           (c) Any  foreign,  federal,  state or  local  Tax (as
defined in Section 3.1.10 below): (i) payable with respect to the business, assets, properties or operations of Seller or Peterson or any member of any affiliated group of which either is a member, or (ii) incident to or arising as a consequence of the negotiation or consummation by Seller or Peterson, or any member of any affiliated group of which either is a member, of this Agreement and the transactions contemplated hereby;

                           (d) Any Liability  arising prior to or as a result of
the Closing to any employees, agents or independent contractors of Seller, whether or not employed by Purchaser after the Closing, or under any benefit arrangement with respect thereto;

                           (e) Any  Liability  of Seller or Peterson  arising or
incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby including, fees and expenses of counsel, accountants and other experts.

                  1.4.5 Successor Liability. Since Purchaser will not assume or take responsibility for any successor Liability of Seller or Peterson, the Amended Plan, as confirmed by the Bankruptcy Court, must make provisions for tort claims, whether known or unknown, arising prior to the Closing.

         1.5 Acquisition of Rolling Stock from Equipment Lessors. Purchaser shall acquire the Rolling Stock from Equipment Lessors which Rolling Stock Seller is currently leasing under certain agreements denominated as operating leases (the "Operating Leases"). Purchaser shall acquire the Rolling Stock from the Equipment Lessors either by entering into new lease agreements with the Equipment Lessors and/or through the purchase of such Rolling Stock directly from such Equipment Lessors pursuant to that certain Rolling Stock Acquisition Agreement attached hereto as Exhibit E.

         1.6 Real Estate. With respect to the Moosic, Pennsylvania terminal, the North Sioux City, South Dakota terminal and the Portage, Indiana terminal, Purchaser, subject to its inspection of each terminal, obtaining certain representations, warranties and indemnifications with respect to each such property, as well as its approval of the results of a Phase I and/or Phase II Environmental Site Assessment for each such property, agrees to lease such terminals on the following terms and conditions:

                  1.6.1 Moosic, Pennsylvania Terminal. Purchaser will lease this terminal from Seller for an initial term of sixty (60) days, and month-to-month thereafter. Such lease may be terminated by either party at any time, but either party shall give the other not less than sixty (60) days written notice prior to terminating such lease.

                  1.6.2 North Sioux City, South Dakota Terminal. Purchaser will lease this terminal from Seller for an initial term of ninety (90) days, and month-to-month thereafter. Such lease may be terminated by either party at any time, but either party shall give the other not less than thirty (30) days written notice prior to terminating such lease.

                  1.6.3 Portage, Indiana Terminal. Purchaser will lease this terminal from Seller for an initial term of nine (9) months, and month-to-month thereafter. After the initial term, such lease may be terminated by either party at any time, but either party shall give the other not less than sixty (60) days written notice prior to terminating such lease.

                  1.6.4 Monthly Rent. Monthly rental payments for each terminal shall be based upon its respective fair market rental value. If the parties are unable to mutually agree upon such fair market rental value, such value shall be determined by a mutually agreed upon independent appraisal. Purchaser shall be obligated to pay for its own utilities and shall carry adequate worker's compensation and liability insurance, as well as casualty insurance for its own personal property, but not covering the improvements on the terminals, (which insurance shall be provided by Seller), and Purchaser shall be responsible for janitorial services for the interior of the leased terminals with Seller to be responsible for all other maintenance and repairs with respect to any of the leased terminals. Purchaser shall not be obligated to reimburse Seller for any property taxes attributable to such leased terminals.

                  1.6.5 Form Lease. The terms and conditions of each lease shall be substantially similar to Exhibit F attached hereto.

                  1.6.6 Leasehold Rights.  Purchaser's leasehold rights for each such leased terminal shall include all structures, improvements and fixtures, rights of way, uses, licenses, easements, hereditaments, tenements and appurtenances. At the termination of each such lease, Purchaser shall be permitted to remove all personal property attached to or located in any such terminal which are part of the Assets purchased under this Agreement.

                  1.6.7 Environmental Conditions. Purchaser shall not be liable with respect to any environmental condition on any of the terminals existing as of the Closing which is considered to be a violation of any environmental law (an "Environmental Condition"), whether violative of any federal, state or local law, regulation, rule or ordinance, in the broadest sense of the word. Seller shall indemnify, defend and hold Purchaser harmless from any loss, claim, damages or expenses incurred by Purchaser as a result of any such Environmental Condition existing prior to the Closing and Purchaser shall indemnify, defend and hold Seller harmless from any Environmental Condition caused by any act or omission of Purchaser, its officers, employees, agents or contracts subsequent to the Closing.

                                   ARTICLE II
                                     CLOSING
                                     -------

         The closing (the "Closing") of the sale and purchase of the Assets shall take place at Katten Muchin & Zavis, Chicago, Illinois at 10:00 a.m., local time, on the date which is not more than 5 business days after the conditions set forth in Article V have been satisfied or waived by the party whose obligations are subject to such condition or on such other date as may be mutually agreed upon in writing by Purchaser and Seller. The date of the Closing is sometimes herein referred to as the "Closing Date."

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         3.1 Representations and Warranties of the Seller. The Seller and Peterson, jointly and severally, hereby represent and warrant to Purchaser that, except as set forth on the Disclosure Schedule attached hereto (the "Disclosure Schedule"), which Disclosure Schedule shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

                  3.1.1 Corporate Existence and Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Business by it requires it to be so qualified; as evidenced by certificates of good standing issued by each such jurisdiction and included as part of the Disclosure Schedule. Peterson is the sole owner and holder of all issued and outstanding common voting stock of Seller and is entitled to exercise all voting rights. There are no proxies, voting trust agreements, pledges or other restrictions affecting those voting rights. There are no agreements affecting Seller's corporate governance other than the Articles of Incorporation and By-Laws included as a part of the Disclosure Schedules. There are issued and outstanding no bonds, debentures, warrants, options, multiple classes of stock or any other instrument convertible to any class of stock.

                  3.1.2 Corporate Power; Authorization; Enforceable Obligations. Subject to the provisions of the Bankruptcy Code, the Bankruptcy Case and the jurisdiction of the Bankruptcy Court, Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. Subject to the provisions of the Bankruptcy Code, and the required confirmation of the Bankruptcy Court of this Agreement and the underlying transactions contemplated thereby, the execution, delivery and performance of this Agreement by Peterson and Seller have been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered on behalf of Seller by duly authorized officers of Seller; and this Agreement constitutes, and the Seller's Documents when executed and delivered (and when approved by the Bankruptcy Court) will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

                  3.1.3 Safety Rating. Seller has now and since the commencement of its operations, maintained a "Satisfactory" safety rating as promulgated by the Department of Transportation ("DOT") and is not aware of any issues, deficiencies or violations which would change such rating. Seller is not aware of any notice of any intended, pending, or proposed audit of its operations by the DOT or any other governmental entity having jurisdiction over the operations of Seller.

                  3.1.4 No Interest in Other Entities. Except for interests in the entities described in the Disclosure Schedule in response to this Section (such entities are hereinafter referred to as the "Subsidiaries"), no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Assets, other than shares of capital stock representing immaterial, non-controlling interests in publicly-traded companies obtained by Seller in the ordinary course of the Business.

                  3.1.5 Validity of Contemplated Transactions, Etc. Subject to the provisions of the Bankruptcy Code, the Bankruptcy Case and the jurisdiction of the Bankruptcy Court, the execution, delivery and performance of this Agreement by Peterson and Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller or Peterson is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller or Peterson, (c) the charter documents of Seller or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (defined in Section 3.1.15), or other instrument, document or understanding, oral or written, to which Seller or Peterson is a party, by which Seller or Peterson may have rights or by which any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller or Peterson thereunder. Except as aforesaid or provided in 15 U.S.C. ss.18a, no Authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller or Peterson.

                  3.1.6 No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of Seller's assets, properties or right included in the Assets or any interest therein or Peterson's ownership interest in Seller.

                  3.1.7 Financial Statements. Seller has delivered to Purchaser true and complete copies of (a) the balance sheets of Seller at December 31, 1993, 1994, and 1995 and the related statements of income, cash flow and changes in shareholders equity for the fiscal years then ended, certified by Seller's Auditors (the "Audited Statements"); (b) the September 30 Balance Sheet; and (c) the unaudited balance sheet of Seller as of December 31, 1996 and related statements of income and cash flow for the periods then ended (the "Interim Statements") and, together with the Audited Statements, the "Financial Statements"), all of which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Financial Statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at the dates indicated and such statements of income, cash flow and changes in shareholders equity fairly present the results of operations, cash flow and changes in shareholders equity of Seller for the periods indicated. The Interim Statements contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the periods then ended. In addition to the foregoing, Seller has delivered to Purchaser a Presentation to Creditors dated as of January 24, 1997, prepared by the firm of Coopers & Lybrand ("the Debt Schedule") which provides a summary of all outstanding or potential Liabilities of the Seller as of July 31, 1996. The Debt Schedule fairly and accurately reflects all Liabilities of the Seller as of such time and there are no Liabilities of Seller except as shown on the Debt Schedule.

                  3.1.8 Accounts Receivable. The accounts receivable shown in the Financial Statements do not include any amounts attributable to goods yet to be delivered or services yet to be performed.

                  3.1.9 Inventory. All inventory of Seller used in the conduct of the Business, including without limitation raw materials, work-in-process and finished goods, reflected on the Financial Statement or acquired since the date thereof was acquired and has been maintained in the ordinary course of the Business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable in the ordinary course of the Business; is valued at reasonable amounts based on the ordinary course of business of Seller during the past six months; and is not subject to any write-down or write-off.

                  3.1.10 Tax and Other Returns and Reports. All federal,  state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Seller (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, fuel and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Seller for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from Seller, have been properly accrued or paid and no Taxes are currently delinquent. The accruals for Taxes contained in the Financial Statements are adequate to cover the tax liabilities of Seller with respect to the Business as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations or audits of or tax claims asserted against Seller or any of its assets or properties. Seller has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of Seller. Seller has no knowledge of any basis for any additional assessment of any Taxes. Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon Seller.

                  3.1.11 Books of Account. The books, records and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the Assets and Liabilities of Seller. Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of Seller in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

                  3.1.12 Existing Condition. Since the date of the Interim Statements, and unless specifically authorized by the Bankruptcy Court, Seller has not:

                           (a) incurred any Liabilities,  other than Liabilities
incurred in the ordinary course of business (other than Debtor-in-Possession financing), consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties (except for the failure to make any payments or discharge any Liabilities specifically authorized by the Bankruptcy Court), and Seller has made all adequate protection payments to its creditors required by the Bankruptcy Court;

                           (b) sold,  encumbered,  assigned or  transferred  any
assets or properties which would have been included in the Assets if the Closing had been held on the date of the September 30 Balance Sheet or on any date since then, except for the sale, use or consumption of inventory in the ordinary course of business consistent with past practice;

                           (c)  created,  incurred,  assumed or  guaranteed  any
indebtedness for money borrowed, or mortgaged, pledged or subjected any of the Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Debtor-in-Possession financing and any Liens specifically permitted under this Agreement ("Permitted Liens");

                           (d) made or suffered any amendment or  termination of
any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business (other than Debtor-in- Possession financing);

                           (e) declared,  set aside or paid any dividend or made
or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

                           (f) suffered any damage, destruction or loss, whether
or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than One Hundred Thousand Dollars ($100,000), or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                           (g)  suffered  any  material  adverse  change  in its
business, operations, assets, properties, prospects or condition (financial or otherwise);

                           (h) received notice or had knowledge of any actual or
threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

                           (i)  made   commitments  or  agreements  for  capital
expenditures or capital additions or betterments exceeding in the aggregate Fifty Thousand Dollars ($50,000) except such as may be involved in ordinary repair, maintenance or replacement of its assets;

                           (j) increased the salaries or other  compensation of,
or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

                           (k) changed any of the accounting principles followed
by it or the methods of applying such principles; or

                           (l) entered  into any  transaction  other than in the
ordinary course of business consistent with past practice.

                  3.1.13 Title to Properties. Seller has good, valid and marketable title to all of its properties and assets, real, personal and mixed, which would be included in the Assets if the Closing took place on the date hereof, which it purports to own, including without limitation all Assets to be acquired under this Agreement and as reflected in the September 30 Balance Sheet (except for inventory sold, used or consumed since the date thereof in the ordinary course of business consistent with past practice) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for Permitted Liens.

                  3.1.14 Condition of Tangible Assets. All buildings, structures, facilities, equipment, machinery, vehicles and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in Seller's possession and control, are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of Seller and Purchaser's business and conform to all applicable laws, ordinances, codes, rules, regulations, authorizations, warranties and maintenance schedules relating to their construction, manufacture, modification, use and operation. Attached as Schedule 3.1.14 is the Seller's most recent Age, Condition and Location report for the Seller's leased and owned equipment, dated as of February 14, 1997 ("the Report"). Seller represents and warrants that the Report is accurate in all material respects and that the Report only reflects equipment that is owned or leased by Seller and which will be included in the Assets. Seller agrees to update such Report as of the Closing Date. No person other than Seller owns any equipment or other tangible assets or properties situated on any of the real estate owned or leased by Seller or necessary to the operation of the business of Seller, except for leased items disclosed in the Disclosure Schedule and for items of immaterial value.

                  3.1.15 Compliance with Law; Authorizations. Seller has complied with each, and is not in violation of any law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which Seller's business, operations, assets or properties is subject ("Regulations"). Seller owns, holds, possesses or lawfully uses in the operation of its business all operating authorities, franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by Seller in the conduct of the business of Seller, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described in the Disclosure Schedule. Seller is not in default, nor has it received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of Seller or any affiliates of Seller, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Seller owns, possesses or uses in the operation of the business of Seller as now or previously conducted.

                  3.1.16 Disputes. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of Seller, threatened against Seller or which relates to the Assets of Seller or the transactions contemplated by this Agreement, nor does Seller know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect Seller, its assets or the transactions contemplated hereby. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect Seller, its assets or the transactions contemplated hereby. The Disclosure Schedule accurately reflects all claims for accidents, cargo damage or loss, available insurance and reserves for each such claim.

                  3.1.17 Insurance. The Assets and operations of Seller are insured under various policies of general liability and other forms of insurance, all of which are described in the Disclosure Schedule, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of Seller and all premiums to date have been paid in full. Seller has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. The Disclosure Schedule also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of Seller.

                  3.1.18 Contracts and Commitments.

                           (a)  Seller  is not a party  to any of the  following
written or oral agreements, contracts, commitments, instruments, options or undertakings (the "Agreements" or an "Agreement") other than those terminable at Seller's will without penalty, payment or impairment:

                                    (1) Any agreement with any present or former
employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

                                    (2) Any  agreement  for the future  purchase
of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business involving in any one case One Hundred Thousand Dollars ($100,000) or more;

                                    (3) Any agreement to sell or supply products
("Goods Contracts") or to perform services ("Services Contracts") in connection with the Business involving in any one case One Hundred Thousand Dollars ($100,000) or more;

                                    (4) Any distribution, dealer, representative
or sales agency Agreement, relating to the Business;

                                    (5) Any lease under  which  Seller is either
lessor or lessee relating to the Assets or any property at which the Assets are located;

                                    (6) Any  note,  debenture,  bond,  equipment
trust agreement, letter of credit agreement, loan agreement or other Agreement for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business;

                                    (7)  Any  agreement  for any  charitable  or
political contribution relating to the Business;

                                    (8)   Any    agreement   for   any   capital
expenditure or leasehold improvement in excess of Twenty-Five Thousand Dollars ($25,000) relating to the Assets;

                                    (9) Any  agreement  limiting or  restraining
Seller, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's knowledge, is any employee of Seller engaged in the conduct of the Business subject to any such agreement, contract or commitment;

                                    (10) Any license, franchise, distributorship
or other Agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by Seller in the conduct of the Business; or

                                    (11) Any agreement  relating to the Business
not otherwise listed on the Disclosure Schedule and continuing over a period of more than six months from the date hereof or exceeding One Hundred Thousand Dollars ($100,000) in value.

                           (b) Each of the  Agreements  listed in the Disclosure
Schedule in response to this Section, or not required to be listed therein because of the amount thereof, and to which Purchaser is to acquire rights or obligations hereunder, is valid and enforceable in accordance with its terms. Seller is, and to Seller's knowledge all other parties thereto are, in compliance with the provisions thereof; Seller is not, and to Seller's knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. No such Agreement, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. No such Agreement requires the consent of any party to its assignment in connection with the transactions contemplated hereby.

                           (c) Each Goods Contract and each Service  Contract is
in one of the forms attached to the Disclosure Schedule with only such changes thereto as are necessary to reflect applicable fees, products, and time periods and such other changes therein as do not materially affect the rights or obligations of Seller thereunder.

                           (d) The Disclosure Schedule accurately discloses with
respect to each Services Contract disclosed therein, the customer name; the form from which such contract has been derived; whether or not the contract amount is fixed or may be varied based on services performed; if the contract amount is fixed, the contract amount, or, if the contract amount is not fixed, a good faith, reasonable estimate of the contract amount and the estimated contract amount most recently communicated to the customer; a good faith, reasonable estimate of the work completed and total costs incurred to the date hereof thereunder; the total billings as of the date hereof under such contract; the estimated completion dates therefor; whether or not Seller has any reason to believe that its profit margin with respect to such contract might be less than it has customarily achieved in the past for similar contracts; and whether such contract requires the furnishing of goods or services by persons other than the employees of Seller.

                  3.1.19  Additional   Information.   The  Disclosure   Schedule
contains accurate lists and summary descriptions of the following:

                           (a)  all  inventory,   equipment  and  furniture  and
fixtures of Seller included in the Assets as of the date of the September 30 Balance Sheet, specifying such items as are owned and such as are leased and, with respect to the owned property, specifying its aggregate cost or original value and the net book value as of the date of the September 30 Balance Sheet and, with respect to the leased property as to which Seller is a lessee, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

                           (b) all real  property and interests in real property
owned, leased or otherwise held by Seller in the conduct of the Business or upon which the Assets are located as of the date of the September 30 Balance Sheet, specifying which are owned and which are leased and, (i) with respect to the owned property, specifying its cost or original value and the net book value as of the date of the September 30 Balance Sheet and reconciling the aggregate value of the assets in such category to the amount of such category on the September 30 Balance Sheet Balance Sheet, and (ii) with respect to the leased property, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

                           (c) the names and titles of and  current  annual base
salary or hourly rates for all employees of Seller engaged in the conduct of the Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for, the vacation and severance benefits to which, each such person is entitled; and

                           (d) all names under which  Seller has  conducted  any
business or which it has otherwise used during the last five years.

                  3.1.20 Labor Matters. Seller is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of Seller, no collective bargaining agent has been certified as a representative of any of the employees of Seller, and no representation campaign or election is now in progress with respect to any of the employees of Seller. Seller is not and will not be at Closing, obligated for any notice, action, fine, penalty or damages under and is not in violation of 29 U.S.C. ss. 2101- 2109 (the "WARN Act") or any applicable state law counterparts. If Purchaser determines that it is required to send a "WARN" notice or state law notice to any of Seller's employees prior to Closing, Seller will provide to Purchaser any information necessary or helpful in the sending of such notice, will cooperate with Purchaser in providing such notice, and will coordinate responses to inquiries and requests by such employees. Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. There is no labor strike, dispute, slow-down or work stoppage actually pending or, to the knowledge of the Seller or Peterson, threatened with respect to Seller's employees. Since date of the Interim Statements, Seller has not made or agreed to any increase in the amount, rate, terms or method of calculation of compensation to any existing or former employee to Seller. Seller's Business is not subject to Executive Order 11246.

                  3.1.21 Employee Benefit Plan and Arrangements. The Disclosure Schedule contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Seller. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all employee pension benefit plans within the meaning of section 3(2) of ERISA. Each plan providing benefits which are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan in the

Disclosure Schedule. Except as set forth on the Disclosure Schedule, Seller has not incurred or reasonably expects to incur prior to the Closing, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that is likely to become, after the Closing, an obligation of Purchaser. Except as disclosed on the Disclosure Schedule, no condition exists that is likely to constitute grounds for termination by the PBGC of any employee benefit plan subject to Title IV of ERISA that is maintained by Seller. Except as set forth on the Disclosure Schedule, no "reportable event," within the meaning of section 4043(c)(5), (6) or (10) of ERISA, has occurred in connection with any employee benefit plan subject to Title IV of ERISA. None of Seller's employee benefit plans is a "multi-employer plan" as defined in section 3(37) or section 4001(a)(3) of ERISA.

                  3.1.22 Intellectual Property Matters. The Seller in the conduct of the Business did not and does not utilize any patent, trademark, trade name, service mark, copyright, software, trade secret or how-know except for those listed on the Disclosure Schedule (the "Intellectual Property"), all of which are owned by the Seller free and clear of any liens, claims, charges or encumbrances. The Seller does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. The Seller is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any such patent, trademark, trade name, service mark, copyright or trade secret. No present or former employee of the Seller and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Seller owns, possesses or uses in its operations as now or heretofore conducted. The Disclosure Schedule lists all confidentiality or nondisclosure agreements to which the Seller or any of Seller's employees engaged in the Business is a party which relates to the Business.

                  3.1.23 The Software.

                           (a)  Performance.  The  computer  software  of Seller
included in the Intellectual Property (the "Software") performs in accordance with the documentation and other written material used in connection with the
Software and is free of defects in programming and operation, is in machine-readable form, contains all current revisions of such software, and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software. Seller has delivered to the Purchaser complete and correct copies of all user and technical documentation related to the Software.

                           (b) Enhancements,  New Products.  Neither Seller nor,
to the best knowledge of Seller, any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to Purchaser pursuant hereto or the development of any program or product based on the Software or any part thereof.

                           (c) Development.  No employee or Seller is, or is now
expected to be, in default under any term of any employment contract, agreement or arrangement relating to the

Software or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of Seller during the time they were employees only of Seller and such Software does not include any inventions of the employees made prior to the time such employees became employees of Seller nor any intellectual property of any previous employer of such employee.

                           (d) Title.  All right,  title and  interest in and to
the Software is owned by Seller, free and clear of all liens, claims, charges or encumbrances, are fully transferable to the Purchaser, and no party other than Seller has any interest in the Software, including without limitation, any security interest, license, contingent interest or otherwise. Seller's development, use, sale or exploitation of the Software does not violate any rights of any other person or entity and Seller has not received any communication alleging such a violation. Seller does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Software nor has Seller granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

                           (e)  Protection  of  Proprietary  Nature of Software.
Seller has kept secret and has not disclosed the source code for the Software to any person or entity other than certain employees of Seller who are subject to the terms of a binding confidentiality agreement with respect thereto. Seller has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including without limitation the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no patents applied for and no copyrights registered for any part of the Software. There are no trademark rights of any person or entity in the name given to the Software or by which it is known.

                           (f)  Delivery  of  All  Copies.  All  copies  of  the
Software embodied in physical form are being delivered to the Purchaser at or prior to the Closing.

                  3.1.24 Environmental Matters.

                           (a) Seller has  obtained  all  permits,  licenses and
other authorizations which are required in connection with the conduct of the Business (including all of its owned or leased real estate, the "Seller Real Property") or any other assets owned or leased by the Seller under Regulations relating to pollution or protection of the environment, including Regulations relating to emissions, storage, discharges, existence, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                           (b) Seller is in full  compliance  in the  conduct of
the Business (including the Seller Real Property and all assets owned or leased by the Seller) with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                           (c) Seller is not aware of, nor has Seller nor any of
its subsidiaries received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, existence, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance of waste.

                           (d) There is no  civil,  criminal  or  administrative
action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Seller in connection with the conduct of the Business (including the Seller Real Property and all assets owned or leased by the Seller) relating in any way to those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which requires any investigation or response activities.

                  3.1.25 Seller Real Property.

                           (a) Seller Real  Property.  All Seller Real  Property
(including, without limitation, all interests in and rights to real property) and improvements located thereon which are owned or leased by Seller and used in connection with the Business is listed on the Disclosure Schedule in response to this Section.

                           (b)  Owned  Real  Property.  Except  as listed on the
Disclosure Schedule in response to this Section, with respect to the Seller Real Property that is owned by Seller ("Owned Real Property"), title to such Owned Real Property is, and at Closing shall be, good and marketable, fee simple absolute, free and clear of all Liens, adverse claims and other matters affecting Seller's title to or possession of such Owned Real Property, including, but not limited to, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, mechanics and materialmen liens, encumbrances and title objections, excepting only such easements, restrictions and covenants presently of record which will not, in Purchaser's sole judgment, interfere with or impair Purchaser's proposed lease and intended use of the Owned Real Property.

                           (c) Leased Real Property.  With respect to any Seller
Real Property that is leased by Seller (a "Lease"), each Lease is, and at Closing shall be, in full force and effect, is evidenced and governed solely by writings furnished to Purchaser as a part of the Disclosure Schedule, has not been assigned, modified, supplemented or amended except as listed on the Disclosure Schedule, and neither Seller nor the landlord or sublandlord under any Lease is in default under any of the Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Lease to terminate any Lease.

                           (d) Pollution and  Hazardous  Substances.  Seller has
not used, discharged, released, disposed of or allowed to exist on, under or about any of its assets, including the Seller Real Property, any radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls or chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any substances defined as or included within the definition of "hazardous substances", "hazardous wastes", "hazardous materials", or "toxic substances" under any and all Regulations, except for goods and materials transported as cargo in the ordinary course of Seller's Business and in compliance with all Regulations. Seller has kept and maintained its assets, including the Seller Real Property, and the waters or any waste on, under or discharged from its assets, including the Seller Real Property, in compliance with, and has not caused or permitted its assets, including the Seller Real Property, to be in violation of any regulations now or previously in effect related to environmental conditions, air, water and land pollution or the storage or disposition of hazardous or toxic materials on, under or about its assets, including the Seller Real Property.

                           (e) Utility Services.  The water,  electric,  gas and
sewer utility services and the septic tank and storm drainage facilities currently available to the Seller Real Property are adequate for the present use of the Seller Real Property by Seller in conducting the Business, are not being appropriated by Seller but rather are being supplied to Seller by utility companies or municipalities pursuant to valid and enforceable contracts, and there is no condition which will result in the termination of the present access from the Seller Real Property to such utility services and other facilities.

                           (f) Access.  Seller has obtained  all  Authorizations
and rights-of-way, including proof-of-dedication, which are necessary to ensure vehicular and pedestrian ingress and egress to and from the Seller Real Property. There are no restrictions on entrance to or exit from the Seller Real Property to adjacent public streets and no conditions which will result in the termination of the present access from the Seller Real Property to existing highways and roads.

                           (g)  Assessments  or Hazards.  Seller has received no
notices, oral or written, (i) from any governmental body, that the assessed value of the Seller Real Property has been determined to be greater than that upon which county, township or school tax was paid for the current tax year applicable to each such tax, or (ii) from any insurance carrier of Seller of fire hazards with respect to the Seller Real Property.

                           (h) Eminent  Domain.  Seller has received no notices,
oral or written, and has no reason to believe, that any governmental body having the power of eminent domain over the Seller Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Seller Real Property.

                           (i) No  Violations.  The Seller Real Property and its
present uses comply with all Regulations of all governmental bodies having jurisdiction over the Seller Real Property. Seller has received no notices, oral or written, from any governmental body, and has no reason to believe, that the Seller Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Regulations of any governmental body having jurisdiction over the Seller Real Property.

                           (j)  Improvements.  The  improvements  located on the
Seller Real Property are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, subject to normal wear, and no condition exists requiring material repairs, alterations or corrections.

                           (k)  Public  Improvements.   No  work  for  municipal
improvements has been commenced on or in connection with the Seller Real Property or any street adjacent thereto. No assessment for public improvements has been made against the Seller Real Property which remains unpaid. No notice from any county, township or other governmental body has been served upon the Seller Real Property or received by Seller requiring or calling attention to the need for any work, repair, construction, alteration or installation on or in connection with the Seller Real Property which has not been complied with.

                           (l) Executory Contracts.  Set forth on the Disclosure
Schedule is a description of all Executory Contracts with respect to the Seller Real Property.

                  3.1.26 Availability of Documents. Seller has made available to Purchaser or will make available to Purchaser prior to Closing, copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits, licenses, patents, trademarks, trade names, service marks, copyrights and applications therefor listed in the Disclosure Schedule hereto or referred to herein or any other documents reasonably requested by Purchaser in its due diligence. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

                  3.1.27 Restrictions. Except for orders entered in the Bankruptcy Court, and except for this Agreement, Seller is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Seller can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Seller after consummation of the transactions contemplated hereby.

                  3.1.28 Conditions Affecting Seller. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, Assets or prospects of the Business which are known to Seller which would materially adversely affect the business, operations or prospects of Seller considered as a whole, other than such conditions as may affect as a whole the economy generally. Seller does not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

                  3.1.29 Completeness of Disclosure. No representation or warranty by Seller in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                  3.1.30 Operating Authority. Seller has proper interstate and intrastate authority to operate its business as its business is presently being conducted and operated, and copies of such intrastate authorities are attached here to as Schedule 3.1.30. There are no actions pending or threatened with any regulatory body concerning Seller's operating authorities nor does Seller have knowledge of any basis for such action.

                  3.1.31 Transfer of Permits. Seller agrees to cooperate with Purchaser in connection with Purchaser's application for the transfer, renewal or issuance of any permits, licenses, approvals or other authorizations, or to satisfy any regulatory requirements involving the transfer of the Assets into Purchaser's name, provided, however, that the parties acknowledge that the Purchaser is not acquiring any rights to prepaid license or permit fees.

                  3.1.32 Customers. The Disclosure Schedule contains the names of each customer of Seller that ordered products, goods or services from Seller (the "Seller Products and Services") with an aggregate value of One Hundred Thousand Dollars ($100,000) or more during the eleven (11) month period ending November 30, 1996 (the "Measuring Period"). Except as disclosed on the Disclosure Schedule, as of the date hereof to the actual knowledge of the executive officers of Seller, Seller has not received any notice from any such customer that it has (i) ceased or is planning to cease using the Seller Products and Services or (ii) within the past ninety (90) days, substantially reduced, or will substantially reduce, the amount of the Seller Products and Services to be purchased in the future. Purchaser's obligation to close the transaction contemplated under this Agreement shall be specifically conditioned upon, among other things, Seller's retention of its customer base pending the Closing as set forth in Section 5.1.13 below.

         3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

                  3.2.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

                  3.2.2 Corporate Power and Authorization. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by duly authorized officers of Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

                  3.2.3 Validity of Contemplated Transactions, Etc. The execution, delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or (other than approval of the Bankruptcy Court) require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter documents of Purchaser or any securities issued by Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser may have rights or give any party with right thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Purchaser thereunder. Except as aforesaid or provided in 15 U.S.C. ss.18a, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Purchaser. Purchaser represents to Seller that it has obtained the approval of its board of directors as well as the approval of the board of directors of Purchaser's parent corporation, subject to the fulfillment of the terms and conditions of this Agreement.

         3.3 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with negotiation, execution and performance of this Agreement shall survive the Closing. Notwithstanding any investigation, due diligence or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

                                   ARTICLE IV
                           AGREEMENTS PENDING CLOSING
                           --------------------------

         4.1 Agreements of Seller and Peterson Pending the Closing. Seller and Peterson each covenant and agree that, pending the Closing and except as otherwise agreed to in writing by Purchaser:

                  4.1.1 Conduct of Business. The Business shall be conducted solely in the ordinary course consistent with past practice. Neither Seller nor Peterson shall engage in any activity or other business competitive with or detrimental to the Business. Seller shall use its best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Seller and Peterson contained in this Agreement shall be true, as though such representations and warranties were made on and as of such date. Neither Seller nor Peterson shall provide any confidential information concerning the Business or its properties or assets to any third party, other than in the ordinary course of business.

                  4.1.2 Maintenance of Physical Assets. Seller shall continue to maintain and service the physical assets used in the conduct of the Business in the same manner as has been its consistent past practice.

                  4.1.3 Employees and Business Relations. Seller shall use its best efforts to keep available the services of the present employees and agents of the Business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Business. Seller shall not change the amount or method of compensation for any employees.

                  4.1.4 Maintenance of Insurance. Seller shall notify Purchaser of any changes in the terms of the insurance policies and binders referred to on
Schedule 4.1.4 hereto.

                  4.1.5 Maintenance of Authorizations. Seller shall use its best efforts to maintain in full force and effect all Authorizations currently in effect and used in the conduct of the Business.

                  4.1.6 Compliance with Laws, Etc. Seller shall comply with all laws, ordinances, rules, regulations and orders applicable to the Business, or Seller's operations, assets or properties in respect thereof, the noncompliance with which might materially affect the Business or the Assets.

                  4.1.7 Updated Schedules. Seller and Peterson shall promptly disclose to Purchaser any information contained in its representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller, and Peterson, or the schedules hereto for the purposes of
Article V hereof, unless Purchaser shall have consented thereto in writing.

                  4.1.8 Cooperative Efforts. Seller and Peterson shall cooperate with Purchaser and execute all necessary instruments and documents to effect the Closing. Seller shall pay for all filing, assignment and transfer fees and other charges up to $20,000, and Purchaser and Seller shall evenly divide all amounts described in this Section 4.1.8 in excess of $20,000. Seller and Peterson shall use their best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Closing Date.

                  4.1.9  Sale  of  Assets.   Seller   shall  not,   directly  or
indirectly, sell or encumber all or any part of the Assets.

                  4.1.10 Access. Seller shall give to Purchaser's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Assets and the Rolling Stock and shall permit them to consult with the officers, employees, accountants, counsel and agents of Seller for the purpose of making such investigation of the Assets and the Rolling Stock, including without limitation Seller's financial statements, as Purchaser shall desire to make, provided that such investigation shall not unreasonably interfere with Seller's business operations. Furthermore, Seller shall furnish to Purchaser all such documents and copies of documents and records and information with respect to the affairs of the Business and copies of any working papers relating thereto as Purchaser shall from time to time reasonably request and shall permit Purchaser and its agents to make such physical inventories and inspections of the Assets and the Rolling Stock as Purchaser may request from time to time.

                  4.1.11 Press Releases. Except as required by applicable law, neither Seller nor Peterson shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Purchaser, which approval shall not be unreasonably withheld.

                  4.1.12 Environmental Investigations.  Seller acknowledges that
Purchaser may, at its expense, undertake or cause to be undertaken one or more environmental investigations, including Phase I and/or Phase II investigations, of each parcel of Seller Real Property. Seller shall provide or cause to be provided all access, information and documents reasonably required for such investigations, including, but not limited to, any prior environmental assessment for any Seller Real Property.

                  4.1.13 HSR Act Notice and Filing. Unless waived by Purchaser, as soon as practicable (but no later than 15 business days) after execution of this Agreement, Seller, with Purchaser's cooperation, will file, or cause to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to 15 U.S.C. ss. 18a (the "HSR Act"), and any and all state, federal or foreign regulatory bodies or agencies, the notification and documentary material required in connection with this transaction. Thereafter Seller shall, with Purchaser's cooperation, promptly file any additional information requested as soon as practicable after receipt of a request for additional information under the HSR Act or any other regulatory filing. Seller shall, with Purchaser's cooperation, use reasonable efforts to obtain early termination of the applicable waiting period under the HSR Act. Seller shall coordinate and cooperate with Purchaser in exchanging such information and providing such reasonable assistance as may be requested in connection with such filings. Seller and Purchaser shall each pay one-half (1/2) of the filing fees (not to include any legal fees incurred in the preparation or filing of the materials) required under the HSR Act or in connection with any other state, federal or foreign regulatory filing.

                  4.1.14 Corporate Matters. Seller shall not amend its Articles of Incorporation or By-Laws; make any tax election or change the tax status of the corporation; merge with any other person or entity; acquire substantially all the assets of any other entity; convert to any other form of organization; or issue any new stock (except to Peterson). Peterson shall not transfer, pledge or otherwise alienate or encumber his ownership interest in Seller; pledge, transfer or suffer any restrictions in his voting rights; or exercise his voting rights in any manner, restricting, delaying or impairing, or inconsistent with, the timely and full performance of Seller or Peterson's covenants, warranties, agreements or obligations hereunder.

                  4.1.15 Termination Fee. If, at any time after the execution of this Agreement and prior to the Closing, Seller shall:

                           (i) fail to consummate this  transaction on or before
May 1, 1997 (the "Drop Dead Date") for any reason, other than as a result of Purchaser's material breach of its agreements, warranties and/or representations made herein, then Seller shall pay Purchaser One Hundred Thousand Dollars ($100,000) on the next business day following the Drop Dead Date;

                           (ii)  reject  this  Agreement  under  ss.365  of  the
Bankruptcy Code, then Seller shall pay to Purchaser One Hundred Thousand Dollars ($100,000) on the next business day following the date of rejection or deemed rejection; or

                           (iii) accept an offer (other than from Purchaser) for
the sale of all of the Assets or Peterson shall accept an offer for the sale or any of his stock in Seller, then Seller shall pay to Purchaser One Million Dollars ($1,000,000) at the time another offer is consummated.

In  addition,   Seller  shall   reimburse   Purchaser  for  all  of  its  actual
transaction-related expenses, including, without limitation, its legal, accounting and other consulting fees, up to the amount of Two Hundred Fifty Thousand Dollars ($250,000) (collectively, the "Administrative Fees"). Purchaser shall provide the Seller with a reasonable accounting of the Administrative Fees.

                  4.1.16 Amended Plan of Reorganization. As soon as possible after the execution of this Agreement, but in no event later than two (2) business days prior to the Closing Date, Seller shall have filed the Amended Plan with the Bankruptcy Court, in form and content satisfactory to Purchaser, which Amended Plan shall be consistent with the terms of this Agreement. Seller represents and warrants that it shall use its reasonable best efforts to obtain confirmation of the Amended Plan in the form filed or in a form as modified with the agreement of Purchaser.

                  4.1.17 Participation in Bidding Process. In the event Seller solicits any additional bids for the Assets (whether voluntarily or at the direction of the Bankruptcy Court), Seller agrees to notify Purchaser of its intention to do so and agrees that Purchaser shall be allowed to participate in such bid process. Furthermore, the parties agree, in order for Seller or Purchaser to accept any bid other than Purchaser's bid (a "Third Party Bid"), such Third Party Bid must (i) cover all Assets to be acquired by Purchaser hereunder, and (ii) exceed the Purchase Price together with the present value of the aggregate amount of consideration to be paid by Purchaser for the purchase or lease of the Rolling Stock of the Equipment Lessors pursuant to the Rolling
Stock Acquisition Agreement by at least ten percent (10%). Notwithstanding anything contained herein to the contrary, nothing shall preclude Seller from selling any of its assets not acquired by Purchaser pursuant to this Agreement to any third party (a "Permitted Third Party Sale"), provided, however, that no Assets acquired by Purchaser pursuant to the terms of this Agreement, including, but not limited to, any customer lists, contract rights or any intangible assets, may be conveyed to such third party as part of any Permitted Third Party Sale, and any such sale may not conflict with the terms of, or Seller's obligations under, this Agreement.

                  4.1.18 Peterson's Covenants. As separate consideration for Purchaser entering into this Definitive Agreement and other good and valuable consideration, Peterson agrees that he will not, prior to the later of (i) Purchaser's termination of its obligations under this Definitive Agreement or
(ii) May 1, 1997, agree to enter into any restrictive covenants similar to those set forth in Section 5.1.14 below with any third party. Irrespective of any of its other remedies for a breach of this Agreement by either Purchaser or Peterson, Purchaser shall retain the right to obtain injunctive and other legal relief against Peterson for the breach of this covenant.

                  4.1.19 WARN Notice. Seller will comply with all notice requirements under 29 U.S.C. ss.ss.2101-2109 (the "WARN Act") and all applicable state law counterparts and will cooperate with Purchaser in doing so.

         4.2 Agreements of Purchaser Pending the Closing. Purchaser covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Seller:

                  4.2.1 Actions of Purchaser. Purchaser will not take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, Purchaser shall cooperate with Seller and use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Closing Date.

                  4.2.2 Press Releases. Except as required by applicable law, Purchaser shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Seller, which approval shall not be unreasonably withheld.

                                    ARTICLE V
                       CONDITIONS PRECEDENT TO THE CLOSING
                       -----------------------------------

         5.1 Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser under this Agreement are, at Purchaser's discretion, subject to the fulfillment or satisfaction, at the times indicated herein, of each of the following conditions precedent:

                  5.1.1 Representations and Warranties True as of the Closing Date. The representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered by Seller to Purchaser pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                  5.1.2 Compliance with this Agreement. Seller and Peterson shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  5.1.3 Closing Certificate. Purchaser shall have received a certificate from Seller dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 5.1.1 and 5.1.2 hereof have been fulfilled and certifying that Seller has obtained all consents and approvals required with respect to the transaction contemplated herein.

                  5.1.4 No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and Seller shall be aware of no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                  5.1.5 Consents, Approvals and Notices. To the extent required by applicable law:

                           (a) To the  extent  that  Seller's  rights  under any
agreement, contract, commitment, lease, Authorization or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not yet been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful.

                           (b)  All  notices  shall  have  been  given  and  all
consents shall have been obtained as required by the terms of the contracts, commitments, agreements or Authorizations.

                           (c) The holders of any  indebtedness  of Seller,  the
lessors or lessees of any real or personal property or assets leased by Seller, the parties (other than Purchaser) to any contract, commitment or agreement to which Seller is a party or subject, any governmental or regulatory official, body or authority or any other person which owns or has authority to grant any Authorization and any governmental, judicial or regulatory official, body or authority having jurisdiction over Peterson, Seller or Purchaser to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

                           (d) If any consent or approval  shall not be obtained
or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, and Purchaser elects to close this transaction without such consent, approval or assignment, Purchaser shall have the discretion to require that Seller, to the maximum extent permitted by law, cooperate with Purchaser and act after the Closing as Purchaser's agent in order to obtain for it the benefits under such Asset.

                  5.1.6 Material Adverse Changes. The business, operations, assets, properties or prospects of the Business shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

                  5.1.7 Escrow Agreement. Any Official Committee appointed in the Bankruptcy Case, Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement.

                  5.1.8 Approval of Counsel; Corporate Matters. All instruments and documents required to carry out this Agreement or incidental hereto shall have been approved on the Closing Date by Lane & Ehrlich, Ltd., counsel for Purchaser, in the exercise of its reasonable judgment. Peterson and Seller shall also have delivered to Purchaser such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

                  5.1.9 Approval by Bankruptcy Court. Prior to the Closing, the Bankruptcy Court shall have, in a form satisfactory to Purchaser and its counsel, approved this Agreement and all transactions contemplated hereunder, including, but not limited to, the conveyance of the Assets as well as the Rolling Stock to Purchaser, free and clear of all mortgages, liens, pledges, successor liability, security interests (except for security interest created by Purchaser in favor of the Equipment Lessors), charges, claims, restrictions and encumbrances of any nature whatsoever pursuant to the applicable provisions of the Bankruptcy Code (the "Sale Approval Order"). The Sale Approval Order with respect to the sale shall, among other things, unless specifically waived in writing by Purchaser:

                           (i) Make a finding that those  matters  which are the
subject of this Agreement, are "core" matters over which the Bankruptcy Court has jurisdiction pursuant to 28 U.S.C. ss.ss.1334 and 157;

                           (ii) Make a finding that due and proper notice of the
transactions contemplated by this Agreement and ancillary agreements, including, but not limited to, the Rolling Stock Acquisition Agreement, has been given to creditors, shareholders, potential claimants, and other parties in interest;

                           (iii)  Make  a  finding  that  the   Purchase   Price
constitutes fair value for the Assets;

                           (iv)  Make  a  finding  that  the  Assets  are  being
purchased by Purchaser in good faith and that the Purchase Price was not controlled by an agreement among potential bidders and otherwise complies with the requirements of 11 U.S.C. ss.363(m);

                           (v) Make a  finding  that  "sound  business  reasons"
exist for Bankruptcy Court approval of this Agreement;

                           (vi)  Approve  the  Agreement  and  provide  that the
Assets are to be conveyed to Purchaser free and clear of any and all interest in such Assets, including, but not limited to, tax liens, mortgages, liens, security interests, encumbrances, claims (including third party claims of any nature whatsoever, including, but not limited to, any claim which might otherwise give rise to successor liability), restrictions and limitations;

                           (vii) Provide that  Purchaser  shall not be liable or
obligated for any liability (including successor liability), liens, interests, damages, costs, expenses, claims or demands arising from or relating to Seller's ownership or operation of the Assets or Seller's conduct of the Business prior to the Closing Date or taxes arising out of the sale of the Assets;

                           (viii) Approve the  assignment of Insurance  Proceeds
in favor of Purchaser pursuant to the provisions of Section 4.3.1 of the Rolling Stock Acquisition Agreement;

                           (ix)  Direct  the  Clerk of the  Bankruptcy  Court to
enter the Sale Approval Order on the docket and provide that there is no just reason to delay entry of the Sale Approval Order;

                           (x) Authorize Seller's rejection of its leases of all
of its Rolling Stock or abandonment thereof to the appropriate secured creditor; and

                           (xi)  Specifically  overrule  objections,  if any, to
confirmation of the sale; provided, however, that the Sale Approval Order shall not have been stayed, materially modified, withdrawn or reversed as of the Closing.

                  5.1.10 Drivers at Closing. Unless waived by Purchaser prior to Closing, Purchaser shall have received reasonable assurances that 500 of Seller's drivers have agreed to be employed by Purchaser subsequent to the Closing.

                  5.1.11 HSR Approval Prior to Closing. Unless waived by Purchaser prior to Closing, the waiting period shall have expired (whether pursuant to early termination or passage of time) following the filing of forms under the HSR Act, as required pursuant to Section 4.1.13 hereof.

                  5.1.12 Seller's Deliveries. The Seller shall have delivered to the Purchaser at or prior to the Closing the following, all of which shall be in a form reasonably satisfactory to the Purchaser and its counsel:

                           (a) Such bills of sale,  deeds and  assignments  with
covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser (i) good and valid title in and to the Assets free and clear of all liens and encumbrances as provided herein, (ii) good and valid leasehold interests in and to the Assets leased by Seller as lessee, and (iii) Seller's rights under all agreements, warranties, contracts, commitments, leases, plans, quotations, proposals, instruments and other documents included in the Assets;

                           (b)  Agreements,   contracts,   commitments,  leases,
plans, bids, quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondences, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the

Assets; and simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Assets;

                           (c)  The  Escrow  Agreement,  duly  executed  by  any
Official Committees appointed in the Bankruptcy Case, the Purchaser, and Seller;

                           (d)  The  Assignment,  to  the  extent  possible,  of
Seller's telephone and telecopier numbers to Purchaser;

                           (e) All such  documents  as may be required to change
Seller's name to another name bearing no similarity to Direct Transit, including but not limited to a name change amendment with the Secretary of State of Iowa and an appropriate name change notice for each state where Seller is qualified to do business;

                           (f) Evidence  satisfactory  to Purchaser  that, as of
the Closing Date, all tax liabilities pertaining to the Assets which might otherwise inure to the detriment of Purchaser (including, but not limited to, federal highway use tax, excise taxes, sales, use and transaction privilege taxes, etc.) have been paid through the Closing; and

                           (g) The Seller Non-Compete, duly executed by Seller.

                  5.1.13 Retention of Certain Customers. Seller shall have derived average monthly revenues of at least $2,794,962, in the aggregate, from the customers set forth on Schedule 5.1.13 for the period January 1, 1997 to Closing.

                  5.1.14 Petersons' Delivery of Restrictive Covenant Agreements. The Petersons shall have delivered to Purchaser, in a form satisfactory to Purchaser, a restrictive covenant agreement, in the form of Exhibit C attached hereto (the "Peterson Agreement") which shall provide:

                           (i) that neither Charles Peterson nor Sandra Peterson
shall compete with Purchaser in the trucking industry, directly or indirectly, either individually or as a partner, member, shareholder, director, officer, employee, consultant, agent, or independent contractor of any third party;

                           (ii) that neither Charles Peterson,  Sandra Peterson,
Jason Peterson nor Chad Peterson shall, directly or indirectly, solicit (a) any employee of Seller for the purpose of extending an offer of employment to that employee; or (b) any current or past customer of Seller for the purpose of seeking transportation business from such customer, individually or as a partner, member, shareholder, director, officer, employee, consultant, agent or independent contractor of any third party;

                           (iii)  that the  above  restrictive  covenants  shall
extend for a period of eight (8) years (the "Covenant Term");

                           (iv)  that  Purchaser  shall be  entitled  to  obtain
injunctive and other legal relief against the Petersons, or any one of them, for breaching the restrictive covenants;

                           (v) that  Purchaser  shall notify Jason  Peterson and
Chad Peterson at least quarterly during the Covenant Term of any customer's previously serviced by Seller which Purchaser no longer services and upon receipt of such notice, the restrictive covenants contained in this Section
5.1.14 solely with respect to those customers set forth in said notice shall no longer apply; and

                           (vi) that it is not an executory  contract  which may
be rejected by a debtor in bankruptcy nor shall the Petersons, or any of them, seek discharge of the personal obligations under the Peterson Agreement. The parties shall agree upon the assignment of some of the personal guaranties given by Charles Peterson and Sandra Peterson to Purchaser, which personal guaranties shall continue to be enforceable against Charles Peterson and Sandra Peterson in the event that any of the restrictive covenants contained in the Peterson Agreement are breached. Purchaser must be reasonably satisfied that Peterson's obligations not to compete under the Peterson Agreement are not dischargeable in bankruptcy, do not constitute an executory contract and therefore rejectable in bankruptcy, and that Purchaser would be entitled to a relief from the automatic stay provision in bankruptcy in order to obtain preliminary, temporary and permanent injunctive relief against the Petersons.

                  5.1.15 Purchaser's Acquisition of Rolling Stock. Purchaser, to its sole satisfaction, has received assurances that sufficient numbers of Equipment Lessors have executed the Rolling Stock Acquisition Agreement so that Purchaser will acquire, by sale or lease, not less than 600 tractors and 1,200 trailers at the Closing.

                  5.1.16 Assignments of Peterson Guaranty Claims. Purchaser shall have received an assignment of a satisfactory number of the rights, claims or causes of action from Peterson which are described in Section 5.3.2 below.

         5.2 Conditions Precedent to the Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                  5.2.1 Representations and Warranties True as of the Closing Date. The representations and warranties of Purchaser contained in this Agreement or in any list, certificate or document delivered by Purchaser to Seller pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                  5.2.2 Compliance with this Agreement. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.


                  5.2.3 No Threatened or Pending Litigation. On the Closing Date, no suit, action, or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                  5.2.4 Escrow Agreement. Any Official Committees appointed in the Bankruptcy Case, the Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement.

                  5.2.5 Approval of Counsel; Corporate Matters. All instruments and documents required to carry out this Agreement or incidental hereto shall have been approved on the Closing Date by counsel for Seller in the exercise of their reasonable judgment. Purchaser shall also have delivered to Seller such other documents, instruments, certifications and further assurances as such counsel for Seller may reasonably require.

                  5.2.6 Seller Non-Compete. Purchaser shall have executed and delivered to Seller the Seller Non-Compete.

         5.3 Conditions Precedent to the Obligations of Peterson. All obligations of Peterson under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                  5.3.1 Seller's Payment of Taxes. The Bankruptcy Court shall have entered a final and non-appealable order authorizing the Seller to pay any Taxes incurred by Peterson solely as a result of his ownership of shares of the Seller not to exceed the amount set forth in the Debt Schedule.

                  5.3.2 Receipt of Releases or Assignments from Equipment Lessors. Peterson shall have received releases or assignments of any and all rights, claims and causes of action, conditioned only on the consummation of the transactions contemplated hereby and without any other condition, from at least 15 Equipment Lessors holding claims against Peterson in the aggregate principal amount of $27,850,000.

                  5.3.3 Receipt of Release from Seller. The Bankruptcy Court shall have entered a final and non-appealable order authorizing the Seller, as debtor and as debtor-in-possession in the Bankruptcy Case, on behalf of its estate, to release Peterson, Sandra Peterson, Jason Peterson and Chad Peterson from any and all rights, claims and causes of action, arising under the Bankruptcy Code or any other applicable law, which the Seller or its bankruptcy estate has or may have against them.

                  5.3.4 Peterson Agreement. The Purchaser shall have delivered to Peterson the Peterson Agreement, in a form satisfactory to Peterson, substantially similar to Exhibit C hereto.

                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

         6.1 General Indemnification Obligation of Seller and Peterson. From and after the Closing, Seller and Peterson, jointly and severally, each will reimburse, indemnify and hold harmless Purchaser and its successors and assigns (a "Purchaser Party") against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred or suffered by any Purchaser Party that result from, relate to or arise out of:

                           (i) any and all Liabilities and obligations of Seller
of any nature whatsoever, except for those liabilities and obligations of Seller;

                           (ii) any and all actions,  suits,  claims,  or legal,
administrative arbitration, governmental or other proceedings or investigations against any Purchaser Party that: (1) relate to Seller or the Business, in which the principal event giving rise thereto occurred prior to the Closing Date; or
(2) result from or arise out of any action or inaction of Seller or Peterson or any director, officer, employee, agent, representative or subcontractor of Seller; or

                           (iii) any  misrepresentations,  breach of warranty or
nonfulfillment of any agreement or covenant on the part of Seller or Peterson under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.1.

         6.2 Defense of Claims. If Purchaser seeks indemnity (the "Indemnitee") pursuant to this Article VI, it shall give notice to all indemnifying parties (the "Indemnitor"), briefly describing the claim and providing a good faith estimate of the amount of the claim if it is successful. Within 10 days of the date notice is given, the Indemnitor shall notify Indemnitee in writing that the Indemnitor acknowledges its liability for defense and indemnity; the Indemnitor denies all liability for indemnity or defense; or the Indemnitor denies liability for indemnity but is willing to provide a defense to the Indemnitee. Defense of the claim shall be provided by counsel selected by the Indemnitee, in the exercise of reasonable discretion, unless the Indemnitor acknowledges full liability for indemnity and defense and provides to the Indemnitee reasonable evidence that the Indemnitor has the financial wherewithal to pay for both indemnity and defense, If the Indemnitor acknowledges its liability for defense and indemnity and provides reasonable evidence that the Indemnitor has the financial wherewithal to pay for both indemnity and defense, any such claim shall not be settled without the consent of the Indemnitor, which shall not be unreasonably withheld.

         6.3 Set-Off. Until such time that the $1 Million Hold Back is released to Seller, the Indemnitee shall be entitled to be reimbursed from the $1 Million Hold Back for the amount of any claim (third party or otherwise) for which Indemnitor is responsible in the event that such claim is not paid in full by Indemnitor within ten days after the later of (a) the amount thereof is submitted to the Indemnitor by Indemnitee, or (b) if the claim is disputed in good faith, the

Indemnitor shall have exhausted all avenues of appeal. After the release of the $1 Million Hold Back to Seller, the Indemnitee shall have the right of set-off against any amounts owed by it to Seller under this Agreement or any exhibit, instrument, document or agreement contemplated hereunder.

         6.4 Compliance with Bulk Sales Laws. Purchaser and Seller acknowledge that Seller's principal business is not the sale of inventory from stock, and hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller shall indemnify Purchaser from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof.

         6.5 Other Rights and Remedies Not Affected. The indemnification rights of the Indemnitee under this Article VI are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE VII
                              POST-CLOSING MATTERS
                              --------------------

         7.1 Employee Benefits. The Amended Plan shall provide for disposition to each employee of the Business concerning all benefits (including the arrangements, plans and programs set forth in Schedule 7.1) which have been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and Purchaser shall assume no liability therefor. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributed to any such plan, fund, program or arrangement) shall be transferred to Purchaser; and Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements (other than as specified in the following subsections) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All employees of Seller who may be employed by Purchaser on or after the Closing Date shall be new employees of Purchaser and any prior employment by Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees. Seller shall take adequate steps after the Closing to terminate its 401(k) plan and apply to the IRS for a determination letter in connection therewith.

         7.2 Employees. As of the Closing Date, Purchaser may offer employment to, and Seller shall use its best efforts to assist Purchaser in employing as new employees of Purchaser, those employees that Purchaser wants to employ after the Closing Date.

         7.3 Maintenance of Books and Records. Seller and Peterson shall preserve all records possessed or to be possessed by such party relating to any of the Assets, Liabilities or of the Business until the earlier of (i) the tenth anniversary of the Closing Date or (ii) 90 days after notice to Purchaser that Seller or Peterson intend to destroy the records, in which case Purchaser shall have 30 days to elect to receive the records and Seller and Peterson will deliver the records as requested by Purchaser. After the Closing Date, where there is a legitimate purpose, Seller and Peterson shall provide the Purchaser with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of Seller and Peterson and (ii) the books of account and records of Seller and Peterson, and the Purchaser and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of Seller or Peterson; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of Seller or Peterson (and not part of the Assets), the Purchaser and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of Seller or Peterson, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of Seller or Peterson, through sources other than Purchaser, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by Seller or Peterson if such party sends to the Purchaser written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless Purchaser objects to the destruction in which case the party seeking to destroy the records shall deliver such records to Purchaser.

         7.4 Payments Received. Seller and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse, without recourse, the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account the Assets transferred to Purchaser hereunder.

         7.5 Use of Name. From and after the Closing Date, Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name "Direct Transit" and variants thereof. From and after the Closing Date, Seller will not use directly or indirectly, the name "Direct Transit" or any names similar thereto or variants thereof.

         7.6 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Assets to Purchaser. In addition, Seller will execute such documents and financing statements as Purchaser may request from time to time to evidence transfer of the Assets to Purchaser, including any necessary assignments of financing statements.

         7.7 Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         7.8 Computer Lease. Seller currently leases an IBM AS/100 mainframe computer and attached peripherals (the "Computer") with an option to purchase. If Seller chooses to purchase the Computer, then Seller may notify Purchaser when and if it has no further use for the Computer, and Purchaser shall notify Seller within 10 days thereafter as to whether it wishes to purchase the Computer. If Purchaser chooses to purchase the Computer, the price shall be the lesser of (a) $150,000 or (b) the price plus applicable taxes at which Seller acquired the Computer, in each case less (x) the cost of the peripherals, if any, which are included in the Purchase Price for the Assets, and (y) applicable depreciation based upon a 60 month useful life after February 28, 1997, calculated on a per diem basis. Amounts payable by Seller hereunder (if any) shall be paid upon receipt and inspection of the Computer by Purchaser. For example, if Seller were to acquire the Computer for $160,000, then Purchaser would have the option to purchase the Computer from Seller for $150,000, less depreciation from February 28, 1997 until the Computer is delivered to Purchaser. If such delivery date were to be June 1, 1997 in this example, then the actual price which Purchaser would pay to Seller would be $142,500 ($150,000 minus 5% depreciation).

         7.9 In Transit Assets. Seller and Purchaser recognize that certain Rolling Stock will have been dispatched by Seller and shall be "in transit" at the time of the Closing. If the Rolling Stock has been dispatched to pick up a load from a shipper and such load has been loaded onto the truck on or before 11:59 p.m. on the day immediately preceding the Closing Date, then such load shall be considered a "Preclosing Load." All revenues derived from Preclosing Loads shall belong to Seller. Any shipment which is loaded after 11:59 p.m. on the day immediately preceding the Closing Date shall be considered a "Post
Closing Load" and all revenues derived from Post Closing Loads shall belong to Purchaser.

                  7.9.1 Obligations with Respect to Pre and Post Closing Loads. Seller shall bear the risk of loss with respect to Rolling Stock which is in transit utilized to deliver any Preclosing Load until such load has been delivered and the Rolling Stock is available for dispatch by Purchaser. Purchaser shall bear the risk of loss with respect to Rolling Stock which is used to deliver any Post Closing Load. Seller shall maintain full insurance coverage (i.e., physical damage, property damage and liability insurance) identical with its present coverage covering all Rolling Stock delivering Preclosing Loads. All drivers delivering Preclosing Loads shall continue to be considered employees of Seller until such loads have been delivered and any such driver is available for dispatch by Purchaser (assuming that Purchaser has offered that driver employment). Seller agrees to indemnify, defend and hold Purchaser harmless from any type of claim or liability which may arise or be asserted against Purchaser for injury, death, or property damage arising from the delivery of any Preclosing Load. Purchaser agrees to indemnify, defend, and hold Seller harmless from any type of claim or liability which may arise or be asserted against Seller for injury, death or property damage arising from the delivery of any Post Closing Load.

                  7.9.2 Expenses for Preclosing Loads. All costs and expenses incurred in connection with delivering Preclosing Loads shall be the sole obligation of Seller, including, but not limited to, fuel, salaries and per diem payments to drivers, etc. Purchaser shall bear all such costs and expenses incurred in connection with delivering Post Closing Loads. Seller further agrees to pay Purchaser rent for any tractor or trailer which is in transit delivering a Preclosing Load on the Closing Date at a daily of $40 per tractor and $10 per trailer. Rent shall accrue as of the Closing Date and for each day or part of a day thereafter through and including the day that the tractor or trailer delivers the Preclosing Load.

                  7.9.3 Payments Due to Purchaser. All payments due to Purchaser for rent of in transit Rolling Stock shall be paid within fifteen (15) days after the amount due has been invoiced to Seller by Purchaser. All such amounts as well as all financial obligations of Seller under this Section 7.9 shall be secured by the Escrowed Amount.

         7.10 Confirmation of Amended Plan. Seller shall use its reasonable best efforts to obtain confirmation of the Amended Plan (as provided for in Section 4.1.16) and the Bankruptcy Court shall have entered an order, in form and substance satisfactory to legal counsel for Purchaser, confirming the Amended Plan (the "Plan Confirmation Order"), and the Plan Confirmation Order shall, unless specifically waived in writing by Purchaser, make similar findings to those set forth in Section 5.1.9 above and shall also:

                  (i) Make a finding that due and proper notice of confirmation of the Amended Plan has been given to creditors, shareholders and other parties in interest;

                  (ii) Make a finding that "sound business reasons" exist for Bankruptcy Court approval of the Agreement as part of Seller's Amended Plan;

                  (iii) Find that all requirements of 11 U.S.C. ss.1129 have been satisfied with respect to confirmation of the Amended Plan;

                  (iv) Direct the Clerk of the Bankruptcy Court to enter the Plan Confirmation Order on the docket and provide that there is no just reason to delay entry of the Plan Confirmation Order; and

                  (v) Specifically overrule objections, if any, to confirmation of the Amended Plan.

Seller shall immediately notify Purchaser and Purchaser's counsel in the event that the Plan Confirmation Order is stayed, materially modified, withdrawn or reversed, and if a motion to alter or amend the Plan Confirmation Order or stay the Plan Confirmation Order pending appeal has been filed prior to the lapse of the period for filing a timely appeal or stay. Seller shall take all reasonable actions to contest such appeal or stay.

         7.11 Release of Escrowed Amount. The Escrowed Amount shall be held or released as described in Section 1.4.2(a) above. All disputes relating to the Escrowed Amount shall be determined by the Bankruptcy Court.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1 Termination.

                  8.1.1  Causes.  Anything  herein or  elsewhere to the contrary
notwithstanding,   this  Agreement  may  be  terminated  by  written  notice  of termination at any time on or before the Closing Date only as follows:

                           (a) by mutual consent of Seller and Purchaser;

                           (b)   by   Purchaser   (i)  at   any   time   if  the
representations and warranties of Seller or Peterson contained in Section 3.1 hereof were incorrect in any material respect when made or at any time thereafter, including as of Closing, (ii) upon written notice to Seller given at any time after May 1, 1997 (or such later date as shall have been specified in a writing authorized on behalf of Seller and Purchaser) if all of the conditions precedent set forth in Section 5.1 hereof have not been met; or (iii) if Seller or Peterson breach any covenant or agreement which either of them make under this Agreement or any other document contemplated by this Agreement; or

                           (c) by  Purchaser  upon the  occurrence  of any event
which  would  trigger  Purchaser's  right to receive the  Termination  Fee under
Section 4.1.15 hereof;

                  8.1.2 Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of this Section 8.1, this Agreement (except for Sections 4.1.15 and 8.4 which shall continue) shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.

         8.2 Brokers' and Finders' Fees.

                  8.2.1 For Seller. Seller represents and warrants to Purchaser that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person, who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller agrees to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's dealings, arrangements or agreements with any such person.

                  8.2.2 For Purchaser. Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Purchaser's dealings, arrangements or agreements with or any such person.

         8.3 Sales, Transfer and Documentary Taxes, Etc. Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets up to $20,000, and Seller and Purchaser shall evenly divide any such taxes in excess of $20,000 and Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

         8.4 Expenses. Except as otherwise provided in this Agreement and hereunder, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         8.5 Contents of Agreement; Parties in Interest; Etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         8.6 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, except that prior to Closing, Purchaser may assign and delegate any or all of its rights and obligations hereunder to one or more of its subsidiaries, or other entity affiliated by common ownership with Purchaser or one of its subsidiaries. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Peterson, Seller and Purchaser. Prior to execution by all parties, this Agreement shall not be binding upon or enforceable by or against any party, by estoppel or otherwise. In consideration of Seller's agreement to permit Swift to assign its obligations hereunder, Swift agrees that, in the event of a breach of the obligations of its assignee hereunder, Swift shall remain liable for any such breach.

         8.7 Waiver. Any condition, term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. Any such written waiver shall not imply a waiver as to any other term, condition, circumstance or occasion nor estop any party from enforcing any term, condition, right or remedy not expressly so waived. Failure of a party to insist upon adherence to any term or condition of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or condition or any other term or condition of this Agreement.

         8.8 Notices. Any notice or communication under this Agreement shall be in writing and delivered (by hand, telecopier, telegraph, telex or courier) or deposited in the United States mail (first class, registered or certified), postage fully prepaid and addressed as stated below. Notice by United States mail shall be deemed given on the third day after its deposit. Notice by telecopier, telegraph or telex shall be deemed given on the day sent. Notice by hand delivery or courier shall be deemed given on the first business day when such delivery is first attempted. Either party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days notice thereof to the other party in the manner required by this paragraph. This paragraph shall not prevent the giving of written notice in any other manner, but such notice shall be deemed effective only when and as of its actual receipt at the proper address and by the proper addressee.

         8.9 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Arizona.

         8.10 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, the other parties certified to indemnity or defense, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

         8.11 Headings, Gender and "Person." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         8.12 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         8.13 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If, however, any condition precedent described in
Section 5.1 hereof is invalid or unenforceable, Purchaser shall nevertheless have the option of terminating this Agreement under Section 8.1 hereof.

         8.14 Jurisdiction. Except with respect to such matters as shall properly remain within the jurisdiction of the Bankruptcy Court, Seller, Peterson and Purchaser consent to the jurisdiction and venue of the state and federal courts located in Maricopa County, Arizona and/or the District of Arizona with respect to any legal action, in tort or contract, arising directly or indirectly from this Agreement or the relationship created hereby. This provision shall not bar enforcement of a provisional, extraordinary, in-rem or post-judgment remedy in any court whose original jurisdiction is essential or exclusive as to that remedy, despite the above consent to jurisdiction.

         8.15 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.


SELLER                                       PURCHASER

DIRECT TRANSIT, INC.                         SWIFT TRANSPORTATION CO., INC.


By /s/ Charles G. Peterson                   By /s/ William F. Riley III
  ---------------------------------            ---------------------------------
Its: President                               Its: Executive Vice President
    -------------------------------               and CFO
                                                 -------------------------------

Address for Notices:                         Address for Notices:

c/o Mark Ferdig
P.O. Box 1858                                2200 S. 75th Avenue
Sioux City, Iowa 51102-1858                  Phoenix, Arizona  85043

PETERSON


/s/ Charles G. Peterson
---------------------------------
Charles G. Peterson, individually

                                LIST OF EXHIBITS
                                ----------------


Exhibit A                  September 30, 1996 Balance Sheet

Exhibit B                  Escrow Agreement

Exhibit C                  Peterson Agreement

Exhibit D                  Seller Non-Compete

Exhibit E                  Rolling Stock Acquisition Agreement

Exhibit F                  Form of Real Estate Lease

                                LIST OF SCHEDULES
                                -----------------


Schedule 1.3.1 (a) Machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods, and other tangible personal property of Seller

Schedule 1.3.1 (c)         Computer software

Schedule 1.3.1 (h)         Driver, customer and supplier lists

Schedule 1.3.2 (e)         Assets, properties or rights - Excluded

Schedule 3.1.14            Age, Condition and Location

Schedule 3.1.30            Intrastate authorities

Schedule 4.1.4             Maintenance of Insurance

Schedule 5.1.13            Customer and revenue schedule

Schedule 7.1               Employee Benefits
                                      -45-